Exhibt (h)(xvii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                         MUTUAL FUNDS SERVICE AGREEMENT

        This Agreement is entered into among the financial institution or service provider executing this Agreement (the "Institution"), Federated Securities Corp. ("FSC"), and Federated Shareholder Services Company ("FSS"), with respect to those investment companies listed in Exhibit A hereto (referred to individually as the "Fund" and collectively as the "Funds") for whose shares of beneficial interest or capital stock ("Shares") FSC serves as Distributor and for whom FSS provides or coordinates shareholder services.

        WHEREAS, the Institution provides agency, investment advisory, fiduciary, administrative, or other services for its clients, customers, or affiliates;

        WHEREAS, FSS provides shareholder services for the shareholders of the Funds in part by retaining financial institutions (such as the Institution) to perform those shareholder services;

        WHEREAS, FSS and FSC have determined that services usually provided by the Institution are substantially equivalent to shareholder services and that the compensation of the Institution for those services could reasonably be expected to contribute to the distribution and sale of Fund share to clients, customers, or affiliates of the Institution; and

        WHEREAS, the Institution is willing to provide shareholder services for shareholders of the Funds as consideration for compensation received from FSS;

        NOW, THEREFORE, the parties agree as follows:

1.  AGREEMENT TO PROVIDE SERVICES.

        FSS hereby appoints the Institution to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Shareholder Services");.

        The Institution agrees to provide Shareholder Services which, in its best judgment, are necessary or desirable for its customers who are investors in the Funds. The Institution further agrees to provide FSS, upon request, a written description of the Shareholder Services which the Institution is providing hereunder.


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2.  SERVICE FEES PAYABLE TO THE INSTITUTION.

     During the term of this Agreement, FSS will pay Institution the fees as set forth in Exhibit A to this Agreement, less an amount sufficient to pay other Institutions with whom FSS has entered into a form of Mutual Fund Service Agreement (or like contract for shareholder or other similar services). The fee schedule for the Institution may be changed by FSS or FSC sending a new fee schedule or written notice to the Institution pursuant to Paragraph 10 of this Agreement. Payments by FSS for Shareholder Services under this Agreement may be derived from payments received by FSS from the Funds under their Shareholder Services Agreement or from FSS's own assets. FSS may make supplemental payments to the Institution as set forth in Exhibit A to this Agreement as additional compensation for Shareholder Services; such supplemental payments will be made from the assets of FSS, or its affiliates, and not from the assets of the Funds nor from payments received by FSS under any applicable Shareholder Service Agreement.

3.  STATUS OF THE INSTITUTION.

        The Institution hereby represents and warrants:

(a)(i) that it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission pursuant to Section 15 of the Exchange Act; that it is a member of the National Association of Securities Dealers, Inc.; and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. The Institution agrees to notify FSC immediately in the event of (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. The Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of the Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon FSC's written notice of termination to the Institution; OR --

(a)(ii) that it is a "bank," as that term is defined in Section 3(a)(6) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal banking authorities with appropriate jurisdiction over the Institution, especially those regulations dealing with the activities of the Institution as described under this Agreement. The Institution agrees to notify FSC or FSS immediately of any action by or communication from state or federal banking authorities, state securities authorities, the Securities and Exchange Commission, or any other party which may affect its status as a bank, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects the Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon FSC's written notice of termination to the Institution; OR --

    (a)(iii) that its activities and business, including the services which are rendered under this Agreement, do not require the Institution to register as a broker or a dealer with the Securities and Exchange Commission. The Institution agrees to notify FSC or FSS immediately of any action by or communication from state securities authorities, the Securities and Exchange Commission, or any other party which action or communication may in any material way affect its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects the Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon FSC's written notice of termination to the Institution; AND

    (b) that the Institution is registered with the appropriate securities authorities in all states in which its activities make such registration necessary.

4. THE INSTITUTION ACTS AS AGENT FOR ITS CUSTOMERS.

      The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this Agreement: (a) the Institution is acting in the capacity of agent or fiduciary on behalf of the customer; (b) each transaction over which the Institution does not exercise investment discretion is initiated solely upon the order of the customer; (c) as between the Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds; (d) each transaction shall be for the account of the customer and not for the Institution's account; and (e) each transaction shall be without recourse to the Institution provided that the Institution acts in accordance with the terms of this Agreement. The Institution shall not have any authority in any transaction to act as FSS's agent or as agent for the Funds.

5.  SOLICITATION OF PROXIES.

        Unless such action would cause the Institution to violate its fiduciary or other similar obligations to its customers, the Institution agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the shareholders of a Fund in opposition to proxies solicited by management of the Fund, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees or Directors of the Fund constitutes willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties. This paragraph 5 will survive the term of this Agreement.

6.  DELIVERY OF PROSPECTUSES TO CUSTOMERS.

        In circumstances where the Institution does not have investment discretion over the customer's account, the Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the current prospectus of the Fund and, upon request by a customer or shareholder, a copy of the Fund's current Statement of Additional Information. The Institution shall not make any representations concerning any Shares other than those contained in the prospectus or Statement of Additional Information of the Fund or in any promotional materials or sales literature furnished to the Institution by FSC or the Fund.

7. ERISA and Discretionary Assets.

    (a) The Institution understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

    (b) The Institution will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or assets of an employee benefit plan, or who renders investment advice to such an account or plan for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account or plan, is a fiduciary.

8.  CUSTOMER NAMES PROPRIETARY TO THE INSTITUTION.

(a) The names of the Institution's customers are and shall remain the Institution's sole property and shall not be used by FSS, or its affiliates for any purpose except the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 8 shall not prohibit FSS, or any of its affiliates from utilizing the names of the Institution's customers for any purpose if the names are obtained in any manner other than from the Institution pursuant to this Agreement.

(b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

(c) The provisions of this Paragraph 8 shall survive the termination of this Agreement.

9. SECURITY AGAINST UNAUTHORIZED USE OF FUNDS' RECORDKEEPING SYSTEMS.

        The Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via any computer hardware or software provided to the Institution by FSS.

10.  TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective in this form as of the date set forth below or as of the first date thereafter upon which the Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution, shareholder service, or administrative service agreements between the parties.

(b) This Agreement, including Exhibit A hereto, may be amended by FSS from time to time by the following procedure. FSS will mail a copy of the amendment to the Institution's address, as shown below. If the Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Institution's objection must be in writing and be received by FSS within such thirty days.

(c) Notwithstanding subparagraph 10(a) and in addition to subparagraph 3(a), this Agreement may be terminated as follows:

    (i) at any time, without the payment of any penalty, by the vote of a majority of the Independent Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

    (ii) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the "Shareholder Service Agreement" between the Fund and FSS; and

     (iii) by any party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

(e) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

11.  CERTIFICATION OF CUSTOMERS' TAXPAYER IDENTIFICATION NUMBERS.

     The Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide FSS, or its respective designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

12.  MISCELLANEOUS.

(a) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 10, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Pennsylvania law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

(b) This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

 (c) Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to FSS shall be given or sent to FSS at their offices located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, and all notices to the Institution shall be given or sent to it at its address shown below.

                                    FEDERATED SHAREHOLDER SERVICES COMPANY

                                    Federated Investors Tower
                                    Pittsburgh, Pennsylvania 15222-3779

                                    By:  /S/ THOMAS P. SHOLES

                                      Name:  Thomas P. Sholes, Vice President

                                            MARSHALL & ILSLEY TRUST COMPANY

                                            [INSTITUTION]

                                            1000 N. WATER STREET

                                            MILWAUKEE, WI 53202

                                            Address

         This Agreement shall be effective

Dated:  BEGINNING FEBRUARY 1, 1999          By:/S/  BROOK J. BILLICK

                                                Authorized Signature

                                            BROOKE J. BILLICK, VICE PRESIDENT

                                            & SECURITIES COUNSEL

                                            Print Name and Title


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                                    EXHIBIT A
                                     TO THE

                         MUTUAL FUNDS SERVICE AGREEMENT

                                                                 Shareholder

                                                                 SERVICES FEE

Marshall Equity Income Fund                                          0.25%
Marshall Government Income Fund                                      0.02%
Marshall Intermediate Bond Fund                                      0.02%
Marshall Intermediate Tax-Free Fund                                  0.02%
Marshall International Stock Fund                                    0.25%
Marshall Mid-Cap Growth Fund                                         0.25%
Marshall Short-Term Income Fund                                      0.02%
Marshall Small-Cap Growth Fund                                       0.25%
Marshall Large-Cap Growth & Income Fund                              0.25%
Marshall Mid-Cap Value Fund                                          0.25%



Updated:  _FEBRUARY 1_, 1999